SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2017

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36878	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on March 21, 2017, the board of directors of National Commerce Corporation (the “Company”) appointed Richard Murray, IV to the position of Chief Executive Officer of the Company, effective May 31, 2017. Mr. Murray currently serves as President and Chief Operating Officer of the Company and as President and Chief Executive Officer of the Company’s banking subsidiary, National Bank of Commerce (the “Bank”). Mr. Murray has served as a director of both the Company and the Bank since 2010 and will continue to serve as a director of both of the Company and the Bank following the effectiveness of his appointment.

John H. Holcomb, III, who currently serves as the Company’s Chief Executive Officer and as the Chairman of the boards of directors of the Company and the Bank, will remain on both boards in the new position of Executive Chairman, effective May 31, 2017. In this role, Mr. Holcomb expects to remain active with board oversight activity and strategic planning and intends to continue serving on a number of board committees and Bank-level management committees. He also plans to participate in investor conferences and presentations, represent the Company in local community activities and charitable functions, and maintain and enhance existing relationships with customers of the Company and the Bank.

The terms of the compensation that Mr. Murray and Mr. Holcomb will receive following their transition into their new respective roles have not been determined at this time. A copy of the press release issued by the Company on March 21, 2017 to announce the appointment of Mr. Murray as Chief Executive Officer and the transition of Mr. Holcomb into an Executive Chairman role is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

March 21, 2017	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit

99.1	Press Release dated March 21, 2017